Exhibit 99.1

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200

Chico's FAS, Inc. Reports Third Quarter Results

Fort Myers, FL - November 24, 2015 - Chico’s FAS, Inc. (NYSE: CHS) today announced its financial results for the fiscal 2015 third quarter and thirty-nine weeks ended October 31, 2015.
For the thirteen weeks ended October 31, 2015 ("the third quarter"), the Company reported adjusted net income of $17.7 million compared to adjusted net income of $28.9 million for the thirteen weeks ended November 1, 2014, and third quarter 2015 adjusted earnings per diluted share of $0.13 compared to adjusted earnings per diluted share of $0.19 in last year’s third quarter. During the third quarter we signed a non-binding letter of intent to sell the Boston Proper direct-to-consumer ("DTC") business. The third quarter adjusted results exclude net charges of $0.22 per diluted share in 2015 and $0.02 per diluted share in last year's third quarter related to Boston Proper and restructuring and strategic charges (the "Net Charges"), as presented in the accompanying GAAP to Non-GAAP Reconciliation. Including the impact of the Net Charges, the Company reported a third quarter 2015 net loss of $11.6 million, or $0.09 per diluted share, compared to net income of $26.5 million, or $0.17 per diluted share, in last year’s third quarter.
For the thirty-nine weeks ended October 31, 2015, the Company reported adjusted net income of $99.7 million compared to adjusted net income of $101.2 million for the thirty-nine weeks ended November 1, 2014, and adjusted earnings per diluted share of $0.70 compared to adjusted earnings per diluted share of $0.66 in the same period last year. The adjusted results exclude Net Charges of $0.54 per diluted share in 2015 and $0.03 per diluted share in the same period last year, as presented in the accompanying GAAP to Non-GAAP Reconciliation. Including the impact of the Net Charges, the Company reported net income of $23.0 million, or $0.16 per diluted share, in 2015 compared to net income of $96.5 million, or $0.63 per diluted share, in the same period last year.
Net Sales
For the third quarter, net sales were $641.2 million, a decrease of 3.7% compared to $665.6 million in last year’s third quarter, primarily reflecting a 3.3% decrease in comparable sales and a 0.8% net decrease in selling square footage. The 3.3% decrease in comparable sales for the third quarter follows a 1.6% decrease in last year’s third quarter, and reflects a decrease in average dollar sale and transaction count.
Comparable Sales

	Thirty-Nine Weeks Ended		Thirteen Weeks Ended
	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014
Chico's	(2.1)%	(0.9)%	(4.7)%	(2.6)%
White House | Black Market	(0.8)%	(4.0)%	(2.0)%	(1.4)%
Soma	3.6%	5.7%	(0.9)%	3.7%
Total Company	(1.0)%	(1.3)%	(3.3)%	(1.6)%
Gross Margin

For the third quarter, gross margin was $350.5 million compared to $363.8 million in last year’s third quarter. Gross margin was 54.7% of net sales in the third quarter, in line with the same period last year.

Selling, General and Administrative Expenses

For the third quarter, selling, general and administrative expenses (“SG&A”) were $327.6 million compared to $321.6 million in last year’s third quarter. SG&A was 51.1% of net sales, a 280 basis point increase from last year’s third quarter, primarily reflecting sales deleverage as well as an increase in store occupancy and point-of-sale implementation costs.
Restructuring and Strategic Charges

For the third quarter, the Company recorded pre-tax restructuring and strategic charges of $3.1 million, primarily consisting of lease termination charges for the Boston Proper stores. On an after-tax basis, the third quarter impact of these charges was $1.9 million, or $0.01 per diluted share.

Impairment Charges

For the third quarter of fiscal 2015, based on market indications of value, the Company determined that certain Boston Proper intangibles were impaired and recorded $45.5 million in pre-tax, non-cash trade name and customer relationship impairment charges. On an after-tax basis, third quarter impairment charges were $23.9 million, or $0.18 per diluted share.

Income Tax Benefit

Excluding the net tax benefits related to the plan to exit Boston Proper and the tax impact of restructuring and strategic charges, the 2015 third quarter effective tax rate would have been 37.0% compared to an effective tax rate of 37.4% for the same period last year.
Inventories

At the end of the third quarter of 2015, total inventories totaled $280.0 million, when including inventory related to the Boston Proper DTC business. Total inventories decreased 4.8% compared to $294.2 million in last year's third quarter, primarily reflecting improved inventory management.

Assets and Liabilities Held for Sale

At the end of the third quarter of 2015, current assets included $41.8 million in assets held for sale, primarily comprised of $18.3 million in Boston Proper DTC assets and $16.5 million in vacant land. Current liabilities included $8.5 million in Boston Proper DTC liabilities held for sale.

ABOUT CHICO’S FAS, INC.

The Company, through its brands – Chico's, White House | Black Market, Soma, and Boston Proper, is a leading omni-channel specialty retailer of women’s private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing items.

As of October 31, 2015, the Company operated 1,546 stores in the US and Canada and sold merchandise through franchise locations in Mexico. The Company’s merchandise is also available at www.chicos.com, www.whbm.com, www.soma.com, and www.bostonproper.com. For more detailed information on Chico's FAS, Inc., please go to our corporate website at www.chicosfas.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Investors using forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

(Financial Tables Follow)

Executive Contact:
Jennifer Powers Adkins
Vice President – Investor Relations
Chico’s FAS, Inc.
(239) 346-4199

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share amounts)

	Thirty-Nine Weeks Ended				Thirteen Weeks Ended
	October 31, 2015		November 1, 2014		October 31, 2015		November 1, 2014
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales:
Chico's	$1,054,367	52.3%	$1,069,833	53.1%	$332,033	51.8%	$347,562	52.3%
White House | Black Market	657,082	32.6%	655,639	32.5%	220,125	34.3%	224,552	33.7%
Soma	238,159	11.8%	220,406	10.8%	71,749	11.2%	70,668	10.6%
Boston Proper	65,302	3.3%	72,426	3.6%	17,312	2.7%	22,787	3.4%
Total net sales	2,014,910	100.0%	2,018,304	100.0%	641,219	100.0%	665,569	100.0%
Cost of goods sold	902,690	44.8%	920,148	45.6%	290,737	45.3%	301,776	45.3%
Gross margin	1,112,220	55.2%	1,098,156	54.4%	350,482	54.7%	363,793	54.7%
Selling, general and administrative expenses	964,229	47.9%	945,360	46.8%	327,575	51.1%	321,574	48.3%
Goodwill and intangible impairment charges	112,455	5.6%	—	0.0%	45,514	7.1%	—	0.0%
Restructuring and strategic charges	34,178	1.6%	—	0.0%	3,137	0.5%	—	0.0%
Income (loss) from operations	1,358	0.1%	152,796	7.6%	(25,744)	(4.0)%	42,219	6.4%
Interest (expense) income, net	(1,421)	(0.1)%	75	0.0%	(466)	(0.1)%	44	0.0%
Income (loss) before income taxes	(63)	0.0%	152,871	7.6%	(26,210)	(4.1)%	42,263	6.4%
Income tax (benefit) provision	(23,100)	(1.1)%	56,400	2.8%	(14,600)	(2.3)%	15,800	2.4%
Net income (loss)	$23,037	1.1%	$96,471	4.8%	$(11,610)	(1.8)%	$26,463	4.0%
Per share data:
Net income (loss) per common share-basic	$0.16		$0.63		$(0.09)		$0.17
Net income (loss) per common and common equivalent share–diluted	$0.16		$0.63		$(0.09)		$0.17
Weighted average common shares outstanding–basic	139,386		148,577		136,172		148,564
Weighted average common and common equivalent shares outstanding–diluted	139,724		149,093		136,172		149,037
Dividends declared per share	$0.2325		$0.2250		$—		$—

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	October 31, 2015	January 31, 2015	November 1, 2014

ASSETS
Current Assets:
Cash and cash equivalents	$91,256	$133,351	$67,172
Marketable securities, at fair value	47,316	126,561	124,042
Inventories	268,968	235,159	294,234
Prepaid expenses and other current assets	98,305	51,088	52,062
Assets held for sale	41,802	16,800	—
Total Current Assets	547,647	562,959	537,510
Property and Equipment, net	556,172	606,147	641,187
Other Assets:
Goodwill	96,774	145,627	171,427
Other intangible assets, net	38,930	109,538	114,927
Other assets, net	13,691	14,310	12,897
Total Other Assets	149,395	269,475	299,251
	$1,253,214	$1,438,581	$1,477,948
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$147,526	$144,534	$162,641
Current debt	10,000	—	—
Other current and deferred liabilities	140,557	158,396	145,972
Liabilities held for sale	8,478	—	—
Total Current Liabilities	306,561	302,930	308,613
Noncurrent Liabilities:
Long-term debt	84,702	—	—
Deferred liabilities	135,390	142,371	146,715
Deferred taxes	20,385	49,659	42,306
Total Noncurrent Liabilities	240,477	192,030	189,021
Stockholders’ Equity:
Preferred stock	—	—	—
Common stock	1,394	1,529	1,529
Additional paid-in capital	429,746	407,275	401,110
Treasury stock, at cost	(249,854)	—	—
Retained earnings	524,244	534,255	577,528
Accumulated other comprehensive income	646	562	147
Total Stockholders’ Equity	706,176	943,621	980,314
	$1,253,214	$1,438,581	$1,477,948

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Cash Flow Statements
(Unaudited)
(in thousands)

	Thirty-Nine Weeks Ended
	October 31, 2015	November 1, 2014
Cash Flows From Operating Activities:
Net income	$23,037	$96,471
Adjustments to reconcile net income to net cash provided by operating activities —
Goodwill and intangible impairment charges, pre-tax	112,455	—
Depreciation and amortization	90,266	90,514
Loss on disposal and impairment of property and equipment	22,609	757
Deferred tax benefit	(52,623)	(9,204)
Stock-based compensation expense	20,712	20,041
Excess tax benefit from stock-based compensation	(2,992)	(1,654)
Deferred rent and lease credits	(15,018)	(13,754)
Changes in assets and liabilities:
Inventories	(44,811)	(56,089)
Prepaid expenses and other assets	(27,653)	(5,032)
Accounts payable	7,377	31,387
Accrued and other liabilities	(3,300)	27,655
Net cash provided by operating activities	130,059	181,092
Cash Flows From Investing Activities:
Purchases of marketable securities	(43,479)	(81,134)
Proceeds from sale of marketable securities	122,712	73,062
Purchases of property and equipment, net	(66,595)	(98,084)
Net cash provided by (used in) investing activities	12,638	(106,156)
Cash Flows From Financing Activities:
Proceeds from borrowings	124,000	—
Payments on borrowings	(29,000)	—
Proceeds from issuance of common stock	10,614	5,930
Excess tax benefit from stock-based compensation	2,992	1,654
Dividends paid	(32,933)	(34,329)
Repurchase of common stock	(260,555)	(17,579)
Net cash used in financing activities	(184,882)	(44,324)
Effects of exchange rate changes on cash and cash equivalents	90	116
Net (decrease) increase in cash and cash equivalents	(42,095)	30,728
Cash and Cash Equivalents, Beginning of period	133,351	36,444
Cash and Cash Equivalents, End of period	$91,256	$67,172

Changes in assets and liabilities reflect Boston Proper DTC assets and liabilities prior to reclassification to held for sale.

Supplemental Detail on Earnings Per Share Calculation

In accordance with accounting guidance, unvested share-based payment awards that include non-forfeitable rights to dividends, whether paid or unpaid, are considered participating securities. As a result, such awards are required to be included in the calculation of earnings per common share pursuant to the “two-class” method. For the Company, participating securities are composed entirely of unvested restricted stock awards and performance-based restricted stock units (“PSUs”) that have met their relevant performance criteria.

Earnings per share is determined using the two-class method, as it is more dilutive than the treasury stock method. Basic earnings per share is computed by dividing net income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects the dilutive effect of potential common shares from non-participating securities such as stock options and PSUs. For the thirty-nine and thirteen weeks ended October 31, 2015 and November 1, 2014, potential common shares were excluded from the computation of diluted EPS to the extent they were antidilutive.

The following unaudited table sets forth the computation of basic and diluted earnings per share shown on the face of the accompanying condensed consolidated statements of operations (in thousands, except per share amounts):

	Thirty-Nine Weeks Ended		Thirteen Weeks Ended
	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014

Numerator
Net income (loss)	$23,037	$96,471	$(11,610)	$26,463
Net income and dividends declared allocated to participating securities	(492)	(2,648)	—	(745)
Net income (loss) available to common shareholders	$22,545	$93,823	$(11,610)	$25,718

Denominator
Weighted average common shares outstanding – basic	139,386	148,577	136,172	148,564
Dilutive effect of non-participating securities	338	516	—	473
Weighted average common and common equivalent shares outstanding – diluted	139,724	149,093	136,172	149,037

Net income per common share*:
Basic	$0.16	$0.63	$(0.09)	$0.17
Diluted	$0.16	$0.63	$(0.09)	$0.17

*Due to the differences between quarterly and year-to-date weighted average share counts and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of GAAP and non-GAAP diluted EPS may not equal the sum of the quarters.

SEC Regulation G - The Company reports its consolidated financial results in accordance with generally accepted accounting principles (GAAP). However, to supplement these consolidated financial results, management believes that certain non-GAAP results, which exclude certain charges and results from non-continuing operations, may provide a more meaningful measure on which to compare the Company’s results of operations between periods. The Company believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that impact the comparability of the results.

A reconciliation of net income and earnings per diluted share on a GAAP basis to net income and earnings per diluted share on a non-GAAP adjusted basis is presented in the table below:

Chico’s FAS, Inc. and Subsidiaries
GAAP to Non-GAAP Reconciliation of Net Income (Loss) and Diluted EPS
(Unaudited)
(in thousands, except per share amounts)

	Thirty-Nine Weeks Ended		Thirteen Weeks Ended
	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014
Net income (loss):
GAAP basis	$23,037	$96,471	$(11,610)	$26,463
Goodwill and intangible impairment charges, net of tax	70,985	—	23,859	—
Restructuring and strategic charges, net of tax	21,225	—	1,948	—
Tax benefit related to the expected disposition of Boston Proper's stock	(23,779)	—	—	—
Boston Proper operating loss, net of tax	8,239	4,756	3,502	2,450
Non-GAAP adjusted basis	$99,707	$101,227	$17,699	$28,913

Net income (loss) per diluted share:
GAAP basis	$0.16	$0.63	$(0.09)	$0.17
Goodwill and intangible impairment charges, net of tax	0.50	0.00	0.18	0.00
Restructuring and strategic charges, net of tax	0.15	0.00	0.01	0.00
Tax benefit related to the expected disposition of Boston Proper's stock	(0.17)	0.00	0.00	0.00
Boston Proper operating loss, net of tax	0.06	0.03	0.03	0.02
Non-GAAP adjusted basis	$0.70	$0.66	$0.13	$0.19

SEC Regulation G - The Company reports its consolidated financial results in accordance with generally accepted accounting principles (GAAP). However, to supplement these consolidated financial results, management believes that certain non-GAAP results, which exclude results from non-continuing operations, may provide a more meaningful measure on which to compare the Company’s results of operations between periods.

The tables below present a reconciliation of selected consolidated financial data on a GAAP basis to selected consolidated financial data on a non-GAAP adjusted basis, when excluding Boston Proper:

Chico’s FAS, Inc. and Subsidiaries
Reconciliation of Reported to Adjusted Consolidated Financial Data, Excluding Boston Proper
(Unaudited)
(in thousands)

Selected Consolidated Financial Data, As Reported
	Thirty-Nine Weeks Ended				Thirteen Weeks Ended
	October 31, 2015		November 1, 2014		October 31, 2015		November 1, 2014
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales	2,014,910	100.0%	2,018,304	100.0%	641,219	100.0%	665,569	100.0%
Gross margin	1,112,220	55.2%	1,098,156	54.4%	350,482	54.7%	363,793	54.7%
Selling, general and administrative expenses	964,229	47.9%	945,360	46.8%	327,575	51.1%	321,574	48.3%
Subtotal	147,991	7.3%	152,796	7.6%	22,907	3.6%	42,219	6.4%

Boston Proper
	Thirty-Nine Weeks Ended				Thirteen Weeks Ended
	October 31, 2015		November 1, 2014		October 31, 2015		November 1, 2014
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales	65,303	100.0%	72,426	100.0%	17,312	100.0%	22,787	100.0%
Gross margin	27,227	41.7%	32,949	45.5%	5,826	33.7%	9,380	41.2%
Selling, general and administrative expenses	40,495	62.0%	40,609	56.1%	11,466	66.2%	13,325	58.5%
Subtotal	(13,268)	(20.3)%	(7,660)	(10.6)%	(5,640)	(32.6)%	(3,945)	(17.3)%

Selected Consolidated Financial Data, Adjusted
	Thirty-Nine Weeks Ended				Thirteen Weeks Ended
	October 31, 2015		November 1, 2014		October 31, 2015		November 1, 2014
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales	1,949,607	100.0%	1,945,878	100.0%	623,907	100.0%	642,782	100.0%
Gross margin	1,084,993	55.7%	1,065,207	54.7%	344,656	55.3%	354,413	55.1%
Selling, general and administrative expenses	923,734	47.4%	904,751	46.5%	316,109	50.7%	308,249	47.9%
Subtotal	161,259	8.3%	160,456	8.2%	28,547	4.6%	46,164	7.2%

Chico's FAS, Inc. and Subsidiaries
Store Count and Square Footage
Thirteen Weeks Ended October 31, 2015
(Unaudited)

	August 1, 2015	New Stores	Closures	October 31, 2015
Store count:
Chico’s frontline boutiques	609	2	(4)	607
Chico’s outlets	119	2	(2)	119
Chico's Canada	4	—	—	4
WH|BM frontline boutiques	435	2	(4)	433
WH|BM outlets	71	—	(2)	69
WH|BM Canada	6	—	—	6
Soma frontline boutiques	267	6	(2)	271
Soma outlets	17	—	—	17
Boston Proper frontline boutiques	20	—	—	20
Total Chico’s FAS, Inc.	1,548	12	(14)	1,546

	August 1, 2015	New Stores	Closures	Other changes in SSF	October 31, 2015
Net selling square footage (SSF):
Chico’s frontline boutiques	1,662,709	5,495	(11,792)	623	1,657,035
Chico’s outlets	297,753	4,571	(4,495)	74	297,903
Chico's Canada	9,695	—	—	—	9,695
WH|BM frontline boutiques	999,010	5,078	(7,565)	760	997,283
WH|BM outlets	148,702	—	(3,212)	(1,512)	143,978
WH|BM Canada	14,891	—	—	—	14,891
Soma frontline boutiques	503,744	11,017	(3,410)	191	511,542
Soma outlets	31,672	—	—	—	31,672
Boston Proper frontline boutiques	34,465	—	—	—	34,465
Total Chico’s FAS, Inc.	3,702,641	26,161	(30,474)	136	3,698,464

As of October 31, 2015 the Company also sold merchandise through 37 international franchise locations.

Chico's FAS, Inc. and Subsidiaries
Store Count and Square Footage
Thirty-Nine Weeks Ended October 31, 2015
(Unaudited)

	January 31, 2015	New Stores	Closures	October 31, 2015
Store count:
Chico’s frontline boutiques	613	7	(13)	607
Chico’s outlets	118	4	(3)	119
Chico's Canada	3	1	—	4
WH|BM frontline boutiques	441	4	(12)	433
WH|BM outlets	68	3	(2)	69
WH|BM Canada	5	1	—	6
Soma frontline boutiques	263	12	(4)	271
Soma outlets	17	—	—	17
Boston Proper frontline boutiques	19	1	—	20
Total Chico’s FAS, Inc.	1,547	33	(34)	1,546

	January 31, 2015	New Stores	Closures	Other changes in SSF	October 31, 2015
Net selling square footage (SSF):
Chico’s frontline boutiques	1,674,640	18,166	(35,089)	(682)	1,657,035
Chico’s outlets	295,600	8,952	(6,901)	252	297,903
Chico's Canada	7,313	2,382	—	—	9,695
WH|BM frontline boutiques	1,010,242	9,915	(24,721)	1,847	997,283
WH|BM outlets	141,900	6,802	(3,212)	(1,512)	143,978
WH|BM Canada	12,460	2,431	—	—	14,891
Soma frontline boutiques	498,642	22,356	(8,390)	(1,066)	511,542
Soma outlets	31,672	—	—	—	31,672
Boston Proper frontline boutiques	33,035	1,430	—	—	34,465
Total Chico’s FAS, Inc.	3,705,504	72,434	(78,313)	(1,161)	3,698,464

As of October 31, 2015 the Company also sold merchandise through 37 international franchise locations.